IONIC FUEL TECHNOLOGY, INC.
                                                300 DELAWARE AVENUE
                                            WILMINGTON, DELAWARE 19801



                                     Notice of Annual Meeting of Stockholders


To our Stockholders:

         The Annual Meeting of Stockholders of Ionic Fuel Technology, Inc., a Delaware corporation, will be held on November 12, 1998, at 10:00 a.m. local time, at the Fleet Bank, 345 Park Ave., New York, N.Y. to consider and act upon the following matters, each of which is explained more fully in the following Proxy Statement. A proxy card for your use in voting on these matters is also enclosed.

         1. Electing four (4) directors for a term expiring in 1999 as recommended by the Board of Directors.

         2. Ratifying the appointment of independent auditors to examine and report on the financial statements of the Corporation for fiscal 1999, as recommended by the Board of Directors.

         3. Ratifying an amendment to the Company's 1992 Stock Option Plan, as recommended by the Board of Directors.

         4. Transacting any other business that may properly come before the meeting or any adjournment thereof.

         Only common stockholders of record at the close of business on October 9, 1998, are entitled to notice of and to vote at the meeting.

Dated: October 9, 1998

                                            By Order of the Board of Directors


                                            Duane L. Berlin
                                            Secretary

                                          ANNUAL MEETING OF STOCKHOLDERS

                                                        OF

                                            IONIC FUEL TECHNOLOGY, INC.

                                                 NOVEMBER 12, 1998
                                                 -----------------

                                                  PROXY STATEMENT
                                                 -----------------

                                                GENERAL INFORMATION

Proxy Solicitation

                  This Proxy Statement is furnished to the holders of Common Stock, $.01 par value per share ("Common Stock"), of Ionic Fuel Technology, Inc. ("Company") in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders ("Annual Meeting") to be held Thursday, November 12,1998, at 10:00 A.M. local tome at the Fleet Bank, 345 Park Avenue, New York, N.Y., or at any continuation or adjournment thereof, pursuant to the accompanying Notice of Annual Meeting of Stockholders. The purpose of the meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Stockholders. The
Board of Directors knows of no other business which will come before the meeting.

                  Proxies for use at the meeting will be mailed to stockholders on or about October 12, 1998 and will be solicited chiefly by mail, but additional solicitation may be made by telephone, telegram or other means of telecommunications by directors, officers, consultants or regular employees of the Company. The Company may enlist the assistance of brokerage houses, fiduciaries, custodians and other like parties in soliciting proxies. All solicitation expenses, including costs of preparing, assembling and mailing the proxy material, will be borne by the Company.

Revocability and Voting of Proxy

                  A form of proxy for use at the meeting and a return envelope for the proxy are enclosed. Stockholders may revoke the authority granted by their execution of proxies at any time before their effective exercise by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date or by voting in person at the meeting. Shares represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. If no specifications are given, the proxies intend to vote "FOR" each of the nominees for director as described in Proposal No. 1; "FOR" the ratification of the independent auditors as described in Proposal No. 2; and "For" ratification of an amendment to the Company's 1992 Stock Option Plan as described in Proposal No.3. Proxies marked as abstaining will be treated as present for purposes of determining a quorum for the Annual Meeting, but will not be counted as voting in respect of a matter as to which abstinence is indicated. If any other matters properly come before the meeting or any continuation or adjournment thereof, the proxies intend to vote in accordance with their best judgment.

Record Date and Voting Rights

                  Only stockholders of record at the close of business on October 9, 1998 are entitled to notice of and to vote at the Annual Meeting of Shareholders or any continuation or adjournment thereof. Each share of Common Stock is entitled to one vote per share. Any share of Common Stock held of record on October 9, 1998 shall be assumed, by the Board of Directors, to be owned beneficially by the record holder thereof for the period shown on the Company's stockholder records. The affirmative vote of a majority of the shareholders present in person or by proxy at the meeting is required for the election of the directors to be elected by such shares and for each other matter to be presented at the meeting. The present directors and officers of the Company hold approximately 19% of the outstanding Common Stock of the Company and have indicated that they will vote "FOR" the slate of directors, "FOR" the ratification of the appointment of the independent auditors and "FOR" the amendment to the 1992 Stock Option Plan.


                                                  PROPOSAL NO. 1

                                               ELECTION OF DIRECTORS

                  The By-Laws of the Company provide for a Board of Directors of not less than three (3) members. The Board of Directors currently consists of four (4) members. At the meeting, four directors will be re-elected to serve until the 1999 Annual Meeting of Stockholders and until their successors have been elected and qualified. Present vacancy or vacancies which occur during the year may be filled by the Board of Directors, and any directors so appointed must stand for reelection at the next annual meeting of stockholders. The nominees to be voted on by stockholders are Messrs. Johnston, Garner, Hollendoner and Sullivan.

                  All current directors have been nominated for re-election by the Company's present directors. All nominees have consented to be named and have indicated their intent to serve if elected. The Company has no reason to believe that any of these nominees are unavailable for election. However, if any of the nominees become unavailable for any reason, the persons named as proxies may vote for the election of such person or persons for such office as the Board of Directors of the Company may recommend in the place of such nominee or nominees. It is intended that proxies, unless marked to the contrary, will be voted in favor of the election of Messrs. Johnston, Garner, Hollendoner and Sullivan.

         The Board of Directors recommends that the stockholders vote "FOR" the election of the following four nominees (Item No. 1 on the proxy card).

                                               NOMINEES FOR ELECTION


Name, Age and Principal Occupation

         Douglas F. Johnston, 67, is a co-founder of the Company and has served as Chairman and Chief Financial and Accounting Officer since its inception in December 1991 and as President and Chief Executive Officer since inception until January 1994. From July 1990 until April 1991, Mr. Johnston was a private investor. From April 1991 until December 1991, Mr. Johnston, in conjunction with Messrs. O'Neill and Garner, performed a due diligence investigation on the Wentworth technology underlying the IFT System ("Wentworth Technology") to determine whether to enter into the business. Such investigation included reviewing the scientific literature regarding the effect of Ions on flame chemistry, reviewing the legal status of Wentworth's patents, testing prototypes of certain devices built by Wentworth, examining Wentworth's test procedures and data and studying the feasibility of commercializing the Wentworth technology. From September 1988 until July 1990, Mr. Johnston was President and Chief Executive Officer and Director of Sudbury, Inc., a manufacturing company principally serving the automotive industry with OEM parts. Mr. Johnston has an S.B. in Industrial Administration from Yale University and an M.B.A. from Harvard Business School.

Anthony J.S. Garner, 58, has served as a director and President of the Company and also as Chairman and Chief Executive Officer of IFT, Ltd. since the Company's inception. From December 1990 until October 1991, Mr. Garner was a private investor. From October 1991 to December 1991 Mr. Garner performed a due diligence investigation on the Wentworth Technology in conjunction with Messrs. Johnston and O'Neill, as set forth in Mr. Johnston's biography. From June 1988 until December 1990, Mr. Garner was Chief Executive Officer and managing director of Sigma Corp. Ltd., a manufacturer of custom gauges for the aerospace industry. He served as Chief Executive Officer of Winchmore PLC, a distributor of commercial boilers and air conditioners. Mr. Garner has the U.K. equivalent of a B.S. in Mechanical Engineering.

         Frank J. Hollendoner, 52, was named to the Company's Board of Directors in January, 1997. Mr. Hollendoner also currently serves as Chairman of three
European companies: Doughty Hanson & Co., a money management concern; Independent Care Group, a firm that develops, owns and operates private hospitals in Britain and Norden Pac Industries A.B., a Swedish packaging equipment company. From 1986-1994, Mr. Hollendoner was a principal and a managing director of Ovington Securities Ltd. Mr. Hollendoner holds a BA in Economics from Georgetown University and an MBA from Stanford University School of Business.

         Henry W. Sullivan, 58, was named to the Company's Board of Directors in August, 1997. Since 1991 Mr. Sullivan has been the President and a Director of GAIA Technologies, Inc., a company engaged in the chemical business. He was also the Vice Chairman and a Director of Huntsman Chemical Corporation, the nation's largest private chemical company from 1983 to

1991. Mr. Sullivan holds a B.S. degree in Chemical Engineering from Cooper Union and a Masters degree and Ph.D in Engineering from New York University.

Compliance With Section 16(a) of the Exchange Act

         Under United States securities laws, the Company's directors and officers and persons who own more than ten percent of the Company's Common Stock are required to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Based solely on its review of copies of such reports received or written representations from certain reporting persons, the Company believes that during the fiscal year ended June 30, 1998, all filing requirements under section 16(a) of the Securities Exchange Act of 1934 applicable to its directors and officers and holders of more than 10% Common Stock were complied with.

         During fiscal 1998 the Board of Directors held 10 meetings and acted twice by unanimous written consent.

The Company has two committees of the Board: a Compensation Committee consisting of Mr. Sullivan as Chairman and Messrs. Johnston and Hollendoner as members and an Audit Committee consisting of Mr. Hollendoner as Chairman and Messrs. Garner and Sullivan as members.

         No directors received cash compensation for serving as directors during the fiscal year ended June 30, 1998. It is anticipated that no existing directors will receive cash compensation for serving in such capacity during the fiscal year ending June 30, 1999.


                                                  PROPOSAL NO. 2
                     RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         Since the Company's inception, the firm of Ernst & Young LLP, independent auditors, has examined and reported on the Company's financial statements. The Board of Directors has appointed Ernst & Young LLP as independent auditors to examine and report on the consolidated financial statements of the Company for the current year ending June 30, 1999, subject to stockholder approval.

         During the year ended June 30, 1998, Ernst & Young LLP provided the Company with audit services, including examinations of and reporting on the Company's consolidated financial statements, as well as those of its subsidiaries. Audit services also included a review of filings with the Securities and Exchange Commission and the annual report to shareholders.

         Ratification of the appointment of Ernst & Young LLP as independent auditors requires the affirmative vote a majority of the votes cast at the meeting by holders of the Corporation's Common Stock.

         No representative of Ernst & Young LLP will be present at the Annual Meeting.

         The Board of Directors recommends that the stockholders vote "FOR" ratification of this appointment (Item No. 2 on the proxy card).


                  SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

                  On October 9, 1998, there were 6,417,655 shares of Common Stock outstanding. The following table sets forth as of October 9, 1998 the number of shares of Common Stock of the Company and the percentage of that class owned beneficially, within the meaning of Rule 13d- 3 promulgated under the Securities Exchange Act of 1934, as amended, and the percentage of the Company's voting power owned by (i) all the directors of the Company who are stockholders;
(ii) all stockholders known by the Company to own more than five percent of the Company's Common Stock; and (iii) all directors and officers as a group. All shares set forth in the following table are entitled to one vote per share and the named beneficial owner has sole voting and investment power.


                                    Amount and
                                    Nature of                          Percent of
                                    Beneficial                         Outstanding Shares
Name and Address                    Ownership(1)                       of Common Stock

Douglas F. Johnston......           1,033,800                                  16.1%
114 Forest Street
New Canaan, CT 06840


Paul C. O'Neill .........           464,000                                      7.2%
95 Eaton Square
London SW 1W 9DD
England


Anthony J.S. Garner .....           330,000(2)                                  5.1%
96 Thorpe Hall Ave
Thorpe Bay, Essex SSl 3AS
England





                                                         6




Frank J. Hollendoner                25,000 (3)                                    *
c/o Independent Care
26 Eccleston Square
London, England SWIV INS

Henry W. Sullivan                   16,000           (4)                            *
10814 Jaycee Lane
Houston, Tx. 77024

Donald M. Kleban                    446,100(5)                                     6.9%
2 Sutton Place South
New York, N.Y. 10022

Ira Sochet                               344,203                                         5.3%
9350 S. Dixie Highway
Suite 1260
Miami Fl. 33156


All Officers and Directors
 as a Group (4 persons) ..    1,230,800                                         19%

-------------------
* Less than 1%

(l) Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 and generally includes voting or investment power with respect to securities. Shares of Common Stock issuable upon the exercise of options, warrants and convertible notes currently exercisable or convertible within sixty days are deemed outstanding for computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage of ownership of any other person.

         Unless otherwise indicated, the Company believes that all persons named in the table have sole investment and voting power with respect to the shares of Common Stock beneficially owned by them.

(2) Includes immediately exercisable options to purchase 160,000 shares at $1.875 per share granted to Mr. Garner by Messrs. Johnston and O'Neill from their personal holdings. Also includes 170,000 shares of Common Stock held by Brutus Investments Ltd., an investment company owned by Brutus Trust. Mr. Garner is neither an officer or director of Brutus Investments, Ltd. nor a settlor, trustee or currently a beneficiary of Brutus Trust. To the extent he or any member of his family may become a beneficiary of Brutus Trust in the future, Mr. Garner disclaims any beneficial interest in such shares.

(3) Includes 2,000 shares of Common Stock and immediately exercisable options to purchase 14,000 shares of Common Stock at $1.6875 per share.

(4) Includes 2,000 shares of Common Stock and immediately exercisable options to purchase 14,000 shares of Common Stock at $1.75 per share.

(5) Includes 259,100 shares of Common Stock (45,000 of which are subject to a purchase option exercisable at $8.25 per share until July 28, 1999 ("Option"), 53,000 Series A Warrants to purchase 26,500 shares of Common Stock, 271,000 Series B Warrants to purchase 135,500 shares of Common Stock, and 25,000 Private Warrants to purchase 25,000 shares of Common Stock at $3.50 per share, until March 15, 2001. Certain of the foregoing information is reported in a Schedule 13D filed by Mr. Kleban with the Company dated September 18, 1998. Mr. Kleban is currently of counsel to the law firm of Lev, Berlin & Dale, general counsel to the Company.


                                              EXECUTIVE COMPENSATION

Compensation

         No executive officer received aggregate compensation exceeding $100,000 in the fiscal year 1998.

                                               CERTAIN TRANSACTIONS

         The Company is obligated to pay Douglas F. Johnston a $60,000 per year royalty for the duration of the patents contemplated by the Royalty Agreement, one of which lasts until 2007. In March, 1998, the Company issued to Mr. Johnston 21,800 shares of Common Stock in satisfaction of an accrued royalty liability of $54,500.

                                                  PROPOSAL NO. 3
                                   AMENDMENT TO COMPANY'S 1992 STOCK OPTION PLAN

         On December 1, 1992, the Company adopted its Incentive Stock Option Plan and Non-Statutory Stock Option Plan (the "Plan"), pursuant to which the Company may grant options to purchase up to an aggregate of 450,000 shares of Common Stock. Such options may qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or they may not qualify under such section ("Non-Qualified Options").

         The Board of Directors has adopted an amendment to the Plan which will increase the number of shares by 500,000 pursuant to which the Company may have authority to grant options to an aggregate of 950,000 shares of Common Stock. The Plan shall also be amended to provide for 100,000 of the additional 500,000 shares of Common Stock to be granted as options exclusively to non-employee directors of the Company.

         Incentive Stock Options may be granted to any key management employee of the Company or any of its affiliated companies. Non-Qualified Options may be granted to any key management employee, any non-employee director of the Company or any of its affiliated companies and any person who performs consulting services for the Company or any of its affiliated companies.

         The Plan is administered by the Board of Directors of the Company, which has the authority to determine the persons to whom the options may be granted, the number of shares of Common Stock to be covered by each option, the time or times at which options may be granted or exercised, and other terms and provisions of the options. The exercise price of Incentive Stock Options granted under the Plan may not be less than the fair market value of a share of Common Stock on the date of grant (110% of such value if granted to a person owning in excess of 10% of the Company's securities). Options under the Plan may not have a term longer than 10 years from the date of grant (5 years if granted to a person owning in excess of 10% of the Company's securities) and may not be granted more than 10 years from the date of adoption of the Plan.

         There are currently 382,400 shares subject to outstanding options at prices ranging from $.28 per share to $5.00 per share.

         The Board of Directors recommends that the stockholders vote "FOR" ratification of this amendment to the Company's 1992 Stock Option Plan (Item No. 3 on the proxy card).

                                                                                                     Total Return To Shareholder's
                                                                                                    (Dividends reinvested monthly)

                                                                                 ANNUAL RETURN PERCENTAGE
                                                                                 Quarter Ending

Company / Index                                          Sep94       Dec94       Mar95        Jun95       Sep95       Dec95
----------------------------------------------------------------------------------------------------------------------------
IONIC FUEL TECHNOLOGY INC                                -40.00       12.50       -68.52        0.00      -64.69      -33.33
S&P 500 INDEX                                              2.46       -0.02         9.74        9.55        7.95        6.02
WASTE MANAGEMENT-500                                       1.02       -9.25         9.54        5.29       -5.35        4.51




                                                                                 INDEXED RETURNS
                                                Base                             Quarter Ending
                                               Period
Company / Index                              28-Jul-94   Sep94       Dec94       Mar95        Jun95       Sep95       Dec95
---------------------------------------------------------------------------------------------------------------------------
IONIC FUEL TECHNOLOGY INC                       100      60.00       67.50        21.25       21.25        7.50        5.00
S&P 500 INDEX                                   100     102.46      102.44       112.42      123.15      132.94      140.94
WASTE MANAGEMENT-500                            100     101.02       91.68       100.42      105.73      100.08      104.59




An IPO price of $5.00 was used to calculate the return for Ionic Fuel Technology
Inc This price was supplied by the registrant company.

                                                                                                     Total Return To Shareholder's
                                                                                                     (Dividends reinvested monthly)

                                                                                 ANNUAL RETURN PERCENTAGE
                                                                                 Quarter Ending

Company / Index                                       Mar96       Jun96       Sep96        Dec96       Mar97       Jun97
------------------------------------------------------
IONIC FUEL TECHNOLOGY INC                             162.40      219.21         4.44      -47.14      110.81        -7.67
S&P 500 INDEX                                          5.37        4.49         3.09        8.34        2.68        17.46
WASTE MANAGEMENT-500                                   6.60       -0.26        -1.48        1.73        1.69         7.27




                                                                                 INDEXED RETURNS
                                                Base                             Quarter Ending
                                               Period
Company / Index                                Mar96       Jun96       Sep96        Dec96       Mar97       Jun97
----------------------------------------------------------------------------------------------------------------------
IONIC FUEL TECHNOLOGY INC                      13.13       41.90        43.76       23.13       48.76        45.02
S&P 500 INDEX                                 148.51      155.17       159.97      173.30      177.95       209.01
WASTE MANAGEMENT-500                          111.50      111.21       109.57      111.47      113.35       121.59




An IPO price of $5.00 was used to calculate the return for Ionic Fuel Technology
Inc This price was supplied by the registrant company.


                                                                                            Total Return To Shareholder's
                                                                                             (Dividends reinvested monthly)

                                                                                 ANNUAL RETURN PERCENTAGE
                                                                                 Quarter Ending

Company / Index                                      Sep97       Dec97       Mar98        Jun98
------------------------------------------------------
IONIC FUEL TECHNOLOGY INC                             24.98       42.25       -25.00      -35.40
S&P 500 INDEX                                          7.49        2.87        13.95        3.30
WASTE MANAGEMENT-500                                  11.17      -14.84         3.83       11.75




                                                                                 INDEXED RETURNS
                                                Base                             Quarter Ending
                                               Period
Company / Index                                Sep97       Dec97       Mar98        Jun98
---------------------------------------------------------------------------------------------
IONIC FUEL TECHNOLOGY INC                     56.26       80.03        60.03       38.78
S&P 500 INDEX                                224.67      231.12       263.36      272.05
WASTE MANAGEMENT-500                         135.16      115.11       119.51      133.55




                                          OTHER BUSINESS TO BE TRANSACTED

         As of the date of this Proxy Statement, the Board of Directors knows of no other business to be presented for action at the Annual Meeting of Stockholders. As for any business that may properly come before the Annual Meeting or any continuation or adjournment thereof, the Proxies confer discretionary authority to the person named therein. These persons will vote or act in accordance with their best judgment with respect thereto.


                                           ANNUAL REPORT TO STOCKHOLDERS

         The Annual Report to Stockholders for the year ended June 30, 1998 is being mailed to stockholders with this Proxy Statement.


                                    STOCKHOLDER PROPOSAL - 1999 ANNUAL MEETING

         Any stockholder proposals to be considered by the Company for inclusion in the proxy material for the 1999 Annual Meeting of Stockholders must be received by the Company at its principal executive offices by July 30, 1999.

         The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the meeting, please sign the proxy and return it in the enclosed envelope.

                                   BY ORDER OF
                                                     THE BOARD OF DIRECTORS



                                                  Duane L. Berlin, Secretary


New York, New York
October 9, 1998

                                            IONIC FUEL TECHNOLOGY, INC.

                                                     P R O X Y

                   This Proxy is Solicited on Behalf of the Board of Directors

                  The undersigned hereby appoints Douglas F. Johnston and Anthony J.S. Garner Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of the common stock of Ionic Fuel Technology, Inc. held of record by the undersigned on October 9, 1998, at the annual meeting of shareholders to be held on November 12, 1998, or any adjournment thereof.

1.       ELECTION OF DIRECTORS

For all nominees listed below                                 Withhold Authority to
(Except as Marked to the                                      Vote All Nominees Listed
Contrary)                                      ___            Below                                          ___

Douglas F. Johnston;  Frank J. Hollendoner; Henry W. Sullivan and
Anthony J.S. Garner

2.       RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

                           FOR [  ]          AGAINST [  ]      ABSTAIN  [  ]


3.       RATIFICATION OF AMENDMENT OF 1992 STOCK OPTION PLAN

                           FOR [  ]          AGAINST [  ]      ABSTAIN  [  ]

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE
MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.  IF NO
DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1,2, AND


3. Please sign name exactly as appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                                     Dated:              , 1998



                                                     Signature


                           Signature, if held jointly

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